SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

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    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             THE FINOVA GROUP INC.
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
                             The FINOVA Group Inc.

                             1850 N. Central Avenue
                                  P.O. Box 2209
                           Phoenix, Arizona 85002-2209

SAMUEL L. EICHENFIELD
Chairman, President
and Chief Executive Officer


Dear Shareholders:

   You are cordially invited to attend the 1997 Annual Shareholders Meeting. The meeting will be held on Thursday, May 8, 1997, in the 12th Floor Auditorium, Citibank Building, 399 Park Avenue, New York, N.Y. As the meeting will begin promptly at 9:00 a.m., please plan to arrive earlier.

   The formal notice of the meeting follows on the next page. No admission tickets or other credentials will be required for attendance at the meeting.

   Directors and officers are expected to be available before and after the meeting to speak with you. During the meeting, we will answer your questions regarding our business affairs and will consider the matters explained in the Notice and Proxy Statement that follow.

   It is important that you vote, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting.

Sincerely,

/s/ S. Eichenfield

                      NOTICE OF ANNUAL SHAREHOLDERS MEETING
                                                                MARCH 28, 1997
TO THE HOLDERS OF COMMON STOCK OF
THE FINOVA GROUP INC.

   We will hold the Annual Shareholders Meeting of The FINOVA Group Inc., a Delaware corporation ("FINOVA") in the 12th Floor Auditorium, Citibank Building, 399 Park Avenue, New York, NY 10043, on Thursday, May 8, 1997, at 9:00 a.m., Eastern Daylight Savings Time. The meeting's purpose is to:

   1. Elect 2 directors;

   2. Amend FINOVA's 1992 Stock Incentive Plan;

   3. Ratify  Deloitte & Touche LLP as FINOVA's  independent  auditors for 1997;
      and

   4. Consider any other matters which properly come before the meeting and any adjournments.

   Only shareholders of record of common stock at the opening of business on March 10, 1997 are entitled to receive notice of and to vote at the meeting. A list of the shareholders entitled to vote will be available for examination at the meeting by any shareholder for any purpose germane to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive office, 1850 Central Avenue, P.O. Box 2209, Phoenix, Arizona 85002-2209.

   We have enclosed the 1996 Annual Report, including financial statements, and the Proxy Statement with this Notice of Annual Meeting.

   To assure your representation at the meeting, please vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States, for that purpose. Your proxy is being solicited by the Board of Directors.


                                   W.J. HALLINAN
                                   Senior Vice President-
                                   General Counsel and Secretary


                       PLEASE VOTE-YOUR VOTE IS IMPORTANT

                              The FINOVA Group Inc.

                             1850 N. Central Avenue
                                  P.O. Box 2209
                           Phoenix, Arizona 85002-2209

                         ANNUAL SHAREHOLDERS MEETING
                               PROXY STATEMENT

                  Annual    May 8, 1997           Citibank Building
                Meeting:    9:00 a.m., EDT        12th Floor Auditorium
                                                  399 Park Avenue
The meeting is in                                 New York, NY 10043
New York, N.Y. this
year.

            Record Date:    8:00  a.m.,  EDT,  March  10,  1997.  If you  were a
                            shareholder at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. On the record date, we had 27,349,071 shares of our common stock outstanding.


                 Agenda:    1.  Elect 2 directors.

                            2. Approve the 1992 Stock Incentive Plan amendments.

                            3. Ratify the selection of Deloitte & Touche LLP as our independent auditors for 1997.

                            4. Any other proper business.


                Proxies:    Unless  you  tell  us on  the  proxy  card  to  vote
                            differently,  we will vote signed  returned  proxies
We will follow your         "for" the Board's  nominees and "for" agenda items 2
voting instructions.        and 3. The  Board or proxy  holders  will use  their
If none, we will            discretion on other matters.  If a nominee cannot or
vote signed  proxies        will not  serve as a  director,  the  Board or proxy
for the proposals.          holders  will vote for a person  whom  they  believe
                            will carry on our present policies.


                 Proxies    The Board of Directors.
           Solicited By:

           First Mailing    We anticipate  first mailing this proxy statement on
                   Date:    March 31, 1997.

                Revoking    You may revoke your proxy  before it is voted at the
             Your Proxy:    meeting. To revoke:

You can change              o Deliver a signed, written revocation letter, dated
your mind after               later than the proxy, to W.J. Hallinan, Secretary,
sending in a proxy,           at our Phoenix address listed above;
until the meeting,
by following these          o Deliver a signed proxy, dated later than the first
procedures.                   one, to Harris Trust & Savings Bank, 311 W. Monroe
                              St., P.O. Box A3800, Chicago, IL 60690-9608; or

                            o Attend the meeting and vote in person or by proxy.
                              Attending the meeting alone will not revoke your proxy.

                   Proxy    Beacon  Hill  Partners,  Inc.  will help us  solicit
           Solicitation:    proxies at a cost of $3,500 plus their expenses. Our
                            employees may also solicit proxies for no additional compensation. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

                    Your    Your comments  about any aspects of our business are
               Comments:    welcome. You may use the space provided on the proxy
                            card for this purpose,  if desired.  Although we may
We welcome your             not respond on an  individual  basis,  your comments
comments. The               help us to benefit from your suggestions and measure
proxy card has              your satisfaction.
room for them.

           PLEASE VOTE - YOUR VOTE IS IMPORTANT PROMPT RETURN OF YOUR
               PROXY WILL HELP REDUCE THE COSTS OF RESOLICITATION.

                                    CONTENTS

                            General Information ..............................................1
                           *Election of Directors ............................................2
                            Human Resources Committee Report on Executive Compensation(1) ....5
                            Performance Graph(1) .............................................10
                            Executive Compensation and Other Information .....................10
*We expect to vote          Employment Agreements ............................................15
on these items at           Compensation Committee Interlocks and Insider Participation  .....17
the meeting.                Section 16(a) Beneficial Ownership Reporting Compliance  .........18
                           *Amendment to 1992 Stock Incentive Plan ...........................18
                           *Selection of Independent Auditors ................................24
                            FINOVA Share Ownership ...........................................25
                            Voting Procedures ................................................27
                            Submission of Stockholder Proposals ..............................27
                            Other Business ...................................................28
                         ----------
                              (1) The Human Resources  Committee report and the performance graph will not be  incorporated  by  reference  into any  present or future filings we make with the SEC, even if those reports  incorporate  all or any part of this proxy statement.

                             ELECTION OF DIRECTORS

                   Board    Two of the  current  directors,  L.  Gene  Lemon and
              Structure:    Robert  P.  Straetz,  will  retire  at  this  annual
                            meeting.  Only one  position  will be  filled  for a
The Board will              succeeding  term.  The Board reduced the size of the
have 7 members              Board to seven members  starting  immediately  after
when Messrs.                the annual  meeting.  The directors are divided into
Lemon and Straetz           three classes.  At each annual meeting,  the term of
retire.                     one class expires. Directors in each class serve for
                            three year terms.

BOARD NOMINEES

            Terms Expire    Robert H. Clark, Jr.   Chief Executive Officer since
             at the 2000                           1993,  President  since  1983
                  Annual                           and a director  since 1968 of
                Meeting:                           Case,  Pomeroy  &  Co.,  Inc.
                                                   (mining,  oil & gas and  real
We urge you to                                     estate).  Also a director  of
vote for Mr. Clark                                 Homestake   Mining   Company.
and Mrs. Tancer.                                   Board nominee. Age 56.


                            Shoshana B. Tancer     Professor  of   International
                                                   Studies for more than 5 years
                                                   and  Director  of  the  North
                                                   American Free Trade Agreement
                                                   Center   since  1993  of  the
                                                   American  Graduate  School of
                                                   International     Management.
                                                   Also,  of-counsel  to the law
                                                   firm of  O'Connor,  Cavanagh,
                                                   Anderson,   Killingsworth   &
                                                   Beshears      since     1992.
                                                   Previously   operated  Tancer
                                                   Law  Offices  for  more  than
                                                   five years.  Former  director
                                                   of    Mountain    Bell   (the
                                                   predecessor   of  U.S.  West,
                                                   Inc.) and three  subsidiaries
                                                   of   Merabank,    a   Federal
                                                   Savings  Bank.  Board  member
                                                   since 1994. Age 61.

            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES.

CONTINUING DIRECTORS

                            Samuel L. Eichenfield  Chairman, President and Chief
                                                   Executive  Officer  of FINOVA
            Terms Expire                           for  more  than  five  years.
             at the 1998                           Also, Chairman, President and
         Annual Meeting:                           Chief  Executive  Officer  of
                                                   FINOVA  Capital  Corporation,
                                                   the    principal    operating
                                                   subsidiary  of  FINOVA,   for
                                                   more than five  years.  Board
                                                   member since 1992. Age 60.

                            James L. Johnson       Chairman   Emeritus   and   a
                                                   director  of GTE  Corporation
                                                   (a                diversified
                                                   telecommunications   company)
                                                   since  1993.  Before  that he
                                                   was its  Chairman  and  Chief
                                                   Executive Officer. Trustee of
                                                   Mutual Life Insurance Company
                                                   of New York and a director of
                                                   Harte/Hanks    Communications
                                                   Co.,    Inc.,    Cell    Star
                                                   Corporation,   Valero  Energy
                                                   Corporation     and    Walter
                                                   Industries, Inc. Board member
                                                   since 1992. Age 69.

                            John W. Teets          Chairman and Chief  Executive
                                                   Officer    of   J.W.    Teets
                                                   Enterprises,   L.L.C.,  since
                                                   1997. Formerly,  the Chairman
                                                   and Chief  Executive  Officer
                                                   or  similar  positions,   and
                                                   currently a director, of Viad
                                                   Corp, formerly The Dial Corp,
                                                   for more than 5 years.  Board
                                                   member since 1992. Age 63.

            Terms Expire    G. Robert Durham       Retired  Chairman  and  Chief
             at the 1999                           Executive  Officer  of Walter
                  Annual                           Industries,      Inc.      (a
                Meeting:                           homebuilding  and  financing,
                                                   building  materials,  natural
                                                   resources   and    industrial
                                                   manufacturing company) active
                                                   from  1991  to  1996.  Former
                                                   Chairman, President and Chief
                                                   Executive  Officer  of Phelps
                                                   Dodge  Corporation  (a mining
                                                   company).     Director     of
                                                   Homestake Mining Company, and
                                                   a  trustee  of  Mutual   Life
                                                   Insurance   Company   of  New
                                                   York.   Board   member  since
                                                   1992. Age 68.

                            Kenneth R. Smith       Professor of Economics  since
                                                   1980.  Dean of the Karl Eller
                                                   Graduate School of Management
                                                   and the  College of  Business
                                                   and   Public   Administration
                                                   from  1980 to 1995  and  Vice
                                                   Provost of the  University of
                                                   Arizona  from  1992 to  1995.
                                                   Former  director of Southwest
                                                   Gas Corporation. Board member
                                                   since 1992. Age 54.

BOARD INFORMATION

                   Board    In  1996,  the  Board  held  a  total  of 8  regular
               Meetings:    quarterly  and  special   meetings.   Each  director
                            attended at least 75% of his or her Board and committee meetings.

                   Board    THE EXECUTIVE  COMMITTEE exercises all the powers of
             Committees:    the  Board  when  the  Board is not in  session,  as
                            permitted by law.  The  Executive  Committee  held 1
                            meeting  and  reviewed  a  number  of   transactions
                            without   a  meeting   last   year.   Members:   Mr.
                            Eichenfield,  Chairman, and Messrs. Durham, Johnson,
                            Straetz and Teets.

                            THE AUDIT COMMITTEE recommends appointment of the Company's independent auditors. It also approves audit reports and plans, accounting policies, financial statements, internal audit reports, internal controls, Ethics Committee actions, audit fees and certain other expenses. The Audit Committee held 4 meetings in 1996. All members are non-employee directors, except Mr. Eichenfield, who does not vote on Audit Committee matters. Members:
                            Mr. Smith, Chairman, Mrs. Tancer, and Messrs. Lemon, Straetz and Eichenfield (non-voting).

                            THE HUMAN RESOURCES COMMITTEE (formerly, the Executive Compensation Committee) manages executive officer compensation. It also administers our compensation and incentive plans, including the 1992 Stock Incentive Plan. The committee delegated to Mr. Eichenfield the authority to set compensation for non-executive officers, subject to the committee's supervision. The committee evaluates the competitiveness of FINOVA's compensation and the performance of the Chief Executive Officer. It held 5 regular and special meetings in 1996. All members of the committee are non-employee directors.
                            Members: Mr. Durham, Chairman, and Messrs. Johnson, Straetz and Teets.

                            The Board does not have a nominating committee. The entire Board performs those duties.

BOARD COMPENSATION

                Retainer    Non-employee  directors  receive  a  $25,000  annual
               and Fees:    retainer.  To encourage directors to own our shares,
                            they may elect to receive  their  retainer  in cash,
Directors may elect         restricted  stock or  stock  options.  The  director
to receive their            generally  cannot transfer the restricted  stock and
retainer in cash,           the options do not vest (become  exercisable)  until
shares or options.          the  day   before   the  next   annual   meeting  of
                            shareholders. If the director stops being a Board member before that date, the director forfeits that stock or options, with certain exceptions. Directors also receive $1,500 for each Board, committee or other meeting attended. We reimburse directors for any related expenses.

                  Option    Non-employee  directors  receive options to purchase
                 Grants:    2,000 shares when they become  directors and another
                            1,500 each year of their term. The exercise price of
                            the options is the fair  market  value of our shares
                            on  the  grant   date.   Directors,   like  all  our
                            employees,  may  also  purchase  our  shares  at the
                            then-current   market  price   without   payment  of
                            commissions,  through the  Employee  Stock  Purchase
                            Program.

                Deferred    Non-employee  directors  may  defer  all or  part of
            Compensation    their   retainer  and  fees  under  the   Directors'
                   Plan:    Deferred  Compensation  Plan.  Deferred amounts earn
                            interest at a long-term medium quality industrial bond rate in effect each quarter. The director may generally determine when the funds are to be paid.

              Retirement    Non-employee directors participate in the Directors'
                   Plan:    Retirement  Benefit  Plan. If a director is at least
                            62 on his or her retirement date and has at least 5 years of service on the Board, the Company will pay the director a pension equal to the retainer in effect on the retirement date. That pension will continue for the number of years the director served on the Board or lives, whichever is less.

              Charitable    As part of our overall support for charities, and to
                  Awards    help attract  directors with outstanding  experience
                Program:    and ability,  the Board  implemented  the Directors'
                            Charitable Awards Program. It enables each director to contribute $100,000 per year for 10 years to a charity or foundation selected by the director upon his or her death. To fund the program, we purchase, at minimal cost, life insurance on each eligible director, payable to FINOVA as beneficiary.


                        HUMAN RESOURCES COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

                     The    The Human Resources Committee (formerly known as the
              Committee:    Executive Compensation  Committee) is comprised only
                            of independent  directors.  The committee  exercises
                            the  Board's   powers  in   compensating   executive
                            officers   of  FINOVA  and  its   subsidiaries.   We
                            administer FINOVA's incentive plans, including the 1992 Stock Incentive Plan. We ask you to approve the amendments to that plan at this year's annual meeting. That plan helps us to attract, retain and motivate all of our employees and to align their efforts with increases in shareholder value and FINOVA's profitability. We make every effort to assure our compensation program is consistent with FINOVA's values and furthers its business strategy.

                 Overall    We  have  developed  a   compensation   program  for
             Objectives:    executives  and key  employees  designed to meet the
                            following goals:

                            * Reward  performance  that  increases  the value of
                              your stock.
                            * Attract,  retain and motivate  executives  and key
                              employees with competitive compensation opportunities.
                            * Emphasize "pay for performance" by placing a large
                              portion of pay at risk.
                            * Build and encourage ownership of our shares.
                            * Balance short-term and long-term strategic goals.
                            * Address the concerns of  shareholders,  employees,
                              the financial community and the general public.


                            To meet the objectives, we studied competitive compensation data and implemented the base salary and annual and long-term incentive programs discussed below.

               Executive    We review  executives'  pay each year.  Compensation
            Compensation    depends  on  many  factors,   including   individual
              Generally:    performance and responsibilities,  future challenges
                            and objectives, and how he or she might contribute to our future success. We also look at FINOVA's financial performance and the compensation levels at comparable companies.

                            Our independent compensation consultants, Hewitt Associates LLC, prepared competitive studies of our executive compensation program. They compared FINOVA to 17 similar financial services companies. The Standard & Poor's Financial Index includes slightly over one-third of those companies or their parent corporations. We use that index to set our performance criteria for our Management Incentive Plan and performance-based restricted stock awards. We used the 17 companies for our salary comparisons, rather than the broader index, because we believe the 17 more closely reflect our competitors for executive talent.

                   Total    In 1996, we set targeted salaries around the average
           Compensation:    and total compensation  levels for the executives at
                            or  above  the  top 25% of the  compensation  at the
We tie a large % of         other  similar  companies,   adjusted  in  light  of
our pay to                  FINOVA's  and  the  executive's   performance.   Our
performance, such           primary  objective is to place more  compensation at
as increasing               risk  in  the  form  of  short-term   and  long-term
share price.                compensation than our competitors, on average. Doing
                            so helps  encourage  performance  that increases the
                            value  of  your   shares.   As  a  result,   maximum
                            performance warrants additional rewards.

                            In each of the past four years, we set the target, minimum and maximum performance levels for our annual and long-term incentive plans substantially above not only the prior year's target goals, but also above the prior year's actual performance, which exceeded those targets. Doing so motivates the officers to encourage future growth and keeps the goals challenging. FINOVA has repeatedly exceeded our aggressive increases in performance objectives, and 1996 was no exception.

            Base Salary:    We  adjusted   the  base   salary   levels  for  our
                            executives, other than Mr. Eichenfield, to just over the average base salary of the other companies. We set those levels after considering the factors noted above.


                  Annual    Our cash bonus plan, the  Management  Incentive Plan
             Incentives:    ("MIP"),   rewards   key   employees   for   meeting
                            challenging annual goals. We establish MIP target awards for each participant as a percentage of salary, generally 40-55% for the executives whose names appear in this proxy statement's Summary
                            Compensation Table. We can adjust those awards based on individual and corporate performance, resulting in an award of between 0-200% of the target. We retain discretion to make awards regardless of performance.

                            In 1996, despite reaching maximum overall performance, we accepted management's recommendation to voluntarily reduce the awards under the FINOVA and FINOVA Capital MIPs, since each company missed one of its maximum targets, discussed below. We authorized awards for both plans at 180% of target, although some executives were paid at higher individual levels based on their performance and that of their division.

                            FINOVA's 1996 performance goals and their relative importance for plan purposes were earnings per share (30%), net income (30%), return on equity (30%) and relative shareholder performance (10%). We determined final awards after receiving recommendations from the Chief Executive Officer. In 1996, FINOVA's overall performance exceeded each of the maximum performance targets established, except that our earnings per share were slightly below the maximum target, due in part to more shares outstanding.

                            The MIP for most of our employees is based on FINOVA Capital's performance. Those goals for 1996 were: net income (40%), return on equity (40%) and average funds employed (20%). FINOVA Capital's overall performance in 1996 exceeded each of the maximum performance targets except for average funds employed, which were slightly below maximum.

               Long-Term    We  provide  long-term   incentives   through  stock
             Incentives:    options,  performance-based  restricted  stock,  the
                            Performance  Share Incentive Plans and the CEO Value
                            Sharing Plan, discussed below. These plans help focus top management on specific long-term goals and link their incentives to increases in our share price.

                            Options give  executives an  opportunity  to buy our
                            shares.  We grant options to  executives  only at or
                            above the current market price on the grant date. As
We grant options            a result,  the options have value only to the extent
only at or above            the share price increases.  The options to employees
the current market          exempt from the  overtime  pay laws  generally  vest
price of our shares.        over at least 3 years from the grant  date.  We make
                            every effort to balance the dilution to shareholders with the motivation for the employees.

                            We awarded multi-priced option grants to some of our key officers in 1996. The exercise price of the first portion is at the fair market value on the grant date. The second portion's exercise price is 12 1/2 % over the grant date price. The final portion's exercise price is 26 1/2 % over the grant date price. Those premiums require management to create increasing value for your shares before they can realize any value from their options.

                            Although   we  could  grant   restricted   stock  to
                            executives  that,  for example,  might vest with the
                            mere  passage of time or  continued  employment,  we
                            have   chosen   since   mid-1992   to   grant   only
Restricted stock to         performance-based  restricted  shares that have more
employees                   stringent  performance  goals.  Those goals  require
requires that we            that  FINOVA  perform at least as well as the market
equal or                    before  that  year's  portion  of the  award  vests.
outperform the              Because  those grants vest over 5 years,  the awards
market.                     help  retain and  motivate  executives  during  that
                            period  and  so  long  as  they  hold  those  shares
                            afterwards.   While  we  have  discretion  to  waive
                            performance requirements, we did not do so in 1996.

                            The Performance Share Incentive Plans ("PSIPS") focus management on long-term goals other than share price appreciation. For the 1996-98 FINOVA PSIP, those goals relate to earnings per share and return on equity. FINOVA Capital's 1996-98 PSIP goals are return on equity and net income. The goals are equally weighted in both plans. PSIPs measure performance over 3 years.

                            We base the number of PSIP shares awarded as a percentage of the person's base salary. We divided that percentage (between 30 and 60% for the officers identified in the Summary Compensation Table) by the December 1995 average share price when we granted the awards. Final awards are paid at FINOVA's share price when the PSIPs vest, creating an incentive to seek further increases in our share price. We review final award sizes and eligibility and can adjust payments within specified amounts if we believe circumstances warrant a change.

                            Awards to those who manage our lending divisions depend on both the performance of FINOVA Capital (25%) and their particular business unit (75%). In that way, we link their incentive compensation to overall and divisional performance. FINOVA, FINOVA Capital and the officers named in this proxy statement exceeded the maximum performance targets for the 1994-96 PSIP.

                            We established the long-term grants noted above after reviewing competitive data supplied by Hewitt Associates LLC, our past practice, the terms of employment agreements, and recommendations of senior management.

                   Stock    To  help  address  the  overall  objectives  of  our
               Ownership    compensation program, the Board adopted FINOVA stock
             Guidelines:    ownership   guidelines  for  senior  management  and
                            directors.  Persons  subject to the  guidelines  are
We encourage our            encouraged  to assure  that their  ownership  of our
directors and               shares and  options  reaches and remains at or above
senior                      targeted  levels.  The levels depend on the person's
management to               level of  responsibility  and  compensation.  If the
own our shares              person violates the  guidelines,  we have discretion
through these               to withhold or reduce  future stock or option awards
guidelines.                 to the executive.  We reviewed  current  holdings of
                            the executives during 1996. The officers named in this proxy statement were each at or above their individual targets under the plan based on their position and length of service.

                Tax Code    Section   162(m)  of  the   Internal   Revenue  Code
               Concerns:    disallows  the  corporate  income tax  deduction  on
                            executive compensation paid to certain executives in
We urge you to              excess of $1 million  per year,  unless  that income
vote for the                meets permitted exceptions.  One exception is if the
amendments to the           pay is based on  performance,  under stringent tests
1992 Stock                  established by that section. The proposed amendments
Incentive Plan, to          to the 1992 Stock  Incentive  Plan are  intended  to
preserve certain            qualify  that plan  under  Section  162(m),  but the
tax deductions.             shareholders  must approve those  amendments at this
                            annual  meeting if we are to rely on the  exemption.
                            Awards under the existing plan to date have been exempt under transitional rules that expire at this annual shareholders meeting. Therefore, we urge you to vote in favor of the proposed amendments, so that we may continue to use this plan and receive a tax deduction on its awards.

                            After reviewing relevant information, including competitive data provided by Hewitt Associates LLC, we decided to qualify our 1992 Stock Incentive Plan for exemption under Section 162(m). We also agreed to amend the CEO Value Sharing Plan so amounts payable under it after 1996 could qualify for exemption under that section. For our other long-term performance plans established in recent years, compliance with Section 162(m) would eliminate our flexibility to adjust the plans if FINOVA's business incurred a significant change. Our experience since FINOVA became independently owned demonstrates the advantages of having that flexibility to continue to motivate and reward our key personnel. Thus, FINOVA will forego the exemption to the extent compensation paid under those plans exceeds the threshold. We will review our position from time to time in the future.

            Stock Option    FINOVA has been a leader in granting  stock  options
                Program:    to all of its  employees  since 1992.  Each new full
                            time  employee,   including  employees  of  acquired
All of our full time        companies, receives options at the end of his or her
employees receive           first  quarter  with FINOVA.  In addition,  we grant
stock options.              awards from time to time to all employees. We did so
                            in November  1996,  excluding  executives and senior
                            level  employees,  in light of  FINOVA's  continuing
                            strong performance.  Non-executive officer employees
                            received  options  to  purchase  a total of  480,650
                            shares in 1996. Those grants  constituted  about 95%
                            of the options granted last year.  These grants help
                            motivate   outstanding   performance   by  all   our
                            employees, and encourage everyone at FINOVA, not just executives, to increase the value of FINOVA shares.

                     CEO    We set Mr. Eichenfield's total compensation based on
           Compensation:    FINOVA's  outstanding  performance,  his  individual
                            performance, compensation levels at other companies,
Mr. Eichenfield's           the  desire  to  retain  him  and the  terms  of his
pay reflects the            employment  agreement.  His  salary  and  incentives
leadership, vision          reflect  the  leadership,  vision  and  focus he has
and focus he has            provided  since  we  became   independently   owned.
provided.                   FINOVA's earnings have reached new records each year
                            since  that  time.  Net  income  increased  to  $117
                            million in 1996 from $97.6 million in 1995. Earnings per share increased to $4.17 from $3.51 during that time. The market value of our shares increased to more than $2 billion from just over $435 million when we became independently owned.


                            At the same time, Mr. Eichenfield has positioned FINOVA for future success. New business from continuing operations during 1996 resulted in a 16% growth in our managed assets (our financing contracts plus those we manage for others). Non-performing assets from continuing operations declined yet again as a percentage of managed assets, finishing 1996 at 2.0% of managed assets. In addition, he helped sell our Manufacturer & Dealers' Services division on favorable terms, freeing capital for use in more productive endeavors.

                            We reviewed the above factors, to the extent known at the time of our determination, when we decided to target Mr. Eichenfield's total compensation substantially above the top 25% level of chief executives of the other companies. His base salary is at the top 25% level of his peers.

                            As   discussed    above,   the   majority   of   Mr.
                            Eichenfield's   compensation   is  placed  at  risk,
Most of his pay is          because it is tied to performance  goals,  including
tied to performance.        our share price.  His peers  generally have less pay
                            at risk. Mr. Eichenfield received the first payment under the CEO Value Sharing Plan contained in his employment agreement. Under that plan, he will receive a small portion of increases in the value of your shares if FINOVA's share price reaches certain hurdles. FINOVA reached the first hurdle ($55/share) in 1996, resulting in a payment to him, discussed in "Employment Agreements -- Mr. Eichenfield" below.

                            In 1996, we amended Mr. Eichenfield's employment agreement to provide that he may elect to defer future payments under that plan until after his retirement. He deferred amounts payable on reaching the second hurdle ($70/share), which was reached in early 1997. Income on deferred amounts will be based on the performance of specified investment funds until he retires.

                            We believe Mr. Eichenfield has provided outstanding service to FINOVA. We will work with him to assure the executive compensation program meets our strategic goals as well as the overall objectives discussed above.

                                      G. Robert Durham, Chairman
                                      James L. Johnson
                                      Robert P. Straetz
                                      John W. Teets
                                         Members, Human Resources Committee

                               PERFORMANCE GRAPH
                  Comparison of Cumulative Total Return Among
         FINOVA, Standard & Poors 500 Index and S&P Financial Index(1)

               3/19/92  12/31/92 12/31/93 12/31/94 12/31/95 12/31/96 3/10/97

FINOVA         $100.00  $108.74  $135.98  $152.24  $236.33  $319.85  $391.05
S&P FINANCIAL  $100.00  $120.63  $133.94  $129.30  $198.93  $268.75  $321.83(e)
S&P 500        $100.00  $109.38  $119.65  $121.27  $166.64  $204.75  $225.91(e)



                        (1) Assumes $100 invested on March 19, 1992 and dividends reinvested. Historical performance does not necessarily predict future results. 1997 performance for the S&P 500 and S&P Financial Indicies assumes dividends paid at the same rate as for the fourth quarter of 1996.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

              Summary of    The following table  summarizes the  compensation we
           Compensation:    paid the  Chairman,  President  and Chief  Executive
                            Officer  and  each of the  four  other  most  highly
1996 pay reflects           compensated executive officers,  based on salary and
FINOVA's strong             Management  Incentive Plan bonus for 1996, as of the
performance.                end of 1996.

                          SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                 ----------------------------------------
                       ANNUAL COMPENSATION                                  AWARDS              PAYOUTS
---------------------------------------------------------------- --------------------------- ------------
                                                                   PERFORMANCE-   SECURITIES
                                                         OTHER        BASED       UNDERLYING                ALL
                                                         ANNUAL     RESTRICTED     OPTIONS/                OTHER
        NAME AND                                        COMPEN-       STOCK          SARS        LTIP     COMPEN-
   PRINCIPAL POSITION     YEAR  SALARY(1) BONUS(1)(2) SATION(3)   AWARDS(4)(5)      (#)(5)      PAYOUTS   SATION(6)
----------------------- ------- ---------- ---------- ---------- -------------- ------------ ------------ ---------
Samuel L. Eichenfield    1996   $553,500   $547,965   $178,193   $906,044                    $4,355,750   $9,000
Chairman, President and  1995    519,834    557,522    340,901    697,870                     1,024,290    9,000
Chief Executive Officer  1994    460,790    496,705    245,931    553,715                       701,440    9,000

William J. Hallinan      1996    269,500    194,040     53,099    177,455        2,900          445,198    9,000
Senior Vice President -- 1995    254,072    190,046     87,379     85,145                       378,195    9,000
General Counsel &        1994    238,850    174,513    114,347     59,278                       258,560    5,544
Secretary

Gregory C. Smalis        1996    217,333    156,480               173,144                       235,256    9,000
Group Vice President --  1995    204,675    153,097                82,233                       115,235    9,000
Portfolio Management     1994    168,705    123,229                59,278       12,000                     3,960
FINOVA Capital Corp.

Martin G. Roth           1996    201,000    160,800               160,874          500          275,772    9,000
Group Vice President --  1995    189,505    147,814                73,945          500                     9,000
Transportation Finance/  1994    186,878    145,328                59,278       12,000                     5,218
Capital Services
FINOVA Capital Corp.

Thomas C. Parrinello     1996    222,833    104,286               136,549                       306,790    9,000
Group Vice President --  1995    210,000    105,000                58,125                                  9,000
Factoring Services       1994*   172,519    120,189                59,278       12,500
FINOVA Capital Corp.

                            * Reported compensation is for the full fiscal year, except for Mr. Parrinello, whose 1994 income is from his engagement on February 14, 1994.

                            (1)   Includes deferred compensation, if any.

                            (2) Bonus payments depend on both FINOVA's and individual performance. No bonus is paid unless we achieve set performance levels, except for $15,000 of Mr. Parrinello's 1994 bonus.

                            (3) Includes personal benefits we paid, including tax gross up payments in 1996 of $137,893 to Mr. Eichenfield and $44,514 to Mr. Hallinan.

                            (4) The number of shares to vest depends on our share price and dividend performance during each of the five years after the grant date, compared to either the S&P 500 or S&P
                                  Financial      indices.      Performance-based
                                  restricted stock ("PBRS") awards are valued in the table at the fair market value of our unrestricted shares at the grant date (for initial grants) and vesting date (for shares vesting above target). Those values have not been reduced for any performance requirements or transfer restrictions.

                                  On April 1, 1992, each officer named above other than Mr. Parrinello received 1,000 target shares of PBRS, which vest over 5 years. If we match the performance of the S&P 500 Index, the target award for that year (200 shares) will vest. If we do not, then only 100 shares vest. If we outperform that index, then the executives will receive up to 1.7 times that target award for the year. Thus, those officers can receive between 500 and 1,700 shares under that award. We have achieved maximum performance in each year through 1996. FINOVA pays the taxes due on the vesting of those awards for Messrs. Eichenfield and Hallinan.

                                  All remaining shares of PBRS granted by FINOVA vest over 5 years. If our performance equals the lesser of the S&P 500 or S&P Financial indices, the target amount vests for that year. If we do not at least match one of those, then the person forfeits that year's award of 20% of the shares to FINOVA. Performance in excess of the lower index results in vestings of up to 1.7 times that year's target award. Mr. Eichenfield received the following PBRS target grants in 1996, 1995 and 1994: 12,000, 15,000, and 15,000 shares.
                                  In those years, the other officers named above each received 2,400, 1,500, and 1,500 shares of PBRS. FINOVA achieved maximum performance levels under the PBRS awards reflected in the table, due to our shares' performance, so the maximum additional vestings occurred.

                                  Of the 1996 PBRS awards noted above, those grants included 2,000 "premium" PBRS shares granted to Mr. Eichenfield and 400 to the other officers named above as part of our
                                  Stock Retention Incentive Program. That program encourages executives to increase their share ownership by not selling shares to pay the taxes due when PBRS shares vest. If the participant does not sell any shares to pay the taxes, we will increase the next year's grant to the person by 20% over the amount we would otherwise have given. FINOVA will also pay the taxes due on the vesting of those premium shares.

                                              (Footnotes continued on next page)

                            (Footnotes continued from previous page)

                                  The committee has discretion to amend the terms of the PBRS grants to conform to changes in the tax laws or otherwise. Holders of PBRS receive dividends on and may vote the target shares before they vest.

                            (5) The total number of target restricted shares held by each officer named above, all of which are PBRS, and their value based on our share price at December 31, 1996 were: Mr. Eichenfield - 51,200 ($3,289,600); Mr.
                                  Hallinan  - 7,700  ($494,725);  Mr.  Smalis  -
                                  7,440 ($478,020);  Mr. Roth, 6,500 ($417,625);
                                  and Mr. Parrinello - 5,100 ($327,675).

                            (6) Matching payments made by FINOVA under the Employee Stock Ownership Plan or Savings Plan.


                   Stock    The following  table lists our grants during 1996 of
             Options and    stock options and tandem stock  appreciation  rights
                   Stock    ("SAR'S")  to the  officers  named  in  the  Summary
            Appreciation    Compensation  Table.  The amounts shown as potential
                 Rights:    realizable values rely on arbitrarily  assumed rates
                            of share price  appreciation  prescribed by the SEC.
                            In  assessing  those  values,  please  note that the
Options only have           ultimate  value  of the  options,  as  well  as your
value if our share          shares,  depends  on  actual  future  share  values.
price increases.            Market  conditions and the efforts of the directors,
                            the officers and others to foster the future success of FINOVA can influence those future share values.

                            The potential realizable values for all shareholders represents the corresponding increases in the value of outstanding shares, assuming 28 million shares were outstanding. Annual appreciation at 5% from the grant date would increase the market value of all outstanding shares by $919 million, and 10% annual appreciation would increase it by more than $2.3 billion over the 10 year option term.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                    PERCENT OF
                     NUMBER OF        TOTAL                                    POTENTIAL REALIZABLE VALUE AT
                     SECURITIES    OPTION/SARS                              ASSUMED ANNUAL RATES OF SHARE PRICE
                     UNDERLYING     GRANTED TO    EXERCISE OR                  APPRECIATION FOR OPTION TERM
                    OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION  -----------------------------------
       NAME         GRANTED(1)(2)  FISCAL YEAR    ($/SHARE)(2)     DATE             5%               10%
----------------- -------------- -------------- ------------- ------------ -------------------- --------------
All Shareholders'                                                          If Shares at $85.01: If at $135.36:
 Share                                                                     $918,960,000         $2,328,760,000
 Appreciation

Mr. Roth          500            0.1%           $52.1875      2/8/06       16,410               41,857

All Shareholders'                                                          If Shares at $85.92: If at $136.82:
 Share                                                                     $928,760,000         $2,353,960,000
 Appreciation

Mr. Hallinan      986            0.2%            52.75        8/7/06       32,710                       82,893
                  957            0.2%            59.3437      8/7/06       25,438                       74,145
                  957            0.2%            66.7288      8/7/06       18,370                       67,077


                            (1) The options  vest 34% after 1 year and 33% after
                                each of  years 2 and 3.  Mr.  Hallinan's  awards
                                were  a  multi-priced   grant  with   increasing
                                exercise  prices  for the  later  vestings.  All
                                options have limited stock  appreciation  rights
                                exercisable  within  60 days  after a change  in
                                control,  subject  to  earlier  expiration  upon
                                certain  events.  The limited  SARs  entitle the
                                person to receive,  if desired,  the  difference
                                between the  then-current  market  value and the
                                exercise  price.  In the  aggregate,  the option
                                holders  can  exercise  options or SARs equal to
                                the number of options granted.

                            (2) The  listed   options   are  all   non-qualified
                                options. The holder can pay the exercise price and tax withholding obligations with already owned shares.

             1996 Option    The  following  table  lists  the  number  of shares
                 and SAR    acquired  and the  value  realized  as a  result  of
               Holdings:    option   exercises   during   1996  for  the  listed
                            officers. It also includes the number and value of their exercisable and non-exercisable options and SARs as of December 31, 1996. The table contains values for "in the money" options, meaning the spread between the year-end share price of $64.25 and the exercise price. These values have not been, and may never be realized. The options might never be exercised, and the value, if any, will depend on the share price on the exercise date.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES UNDER-      VALUE OF UNEXERCISED
                                                               LYING UNEXERCISED OPTION/       IN-THE-MONEY OPTIONS/
                                       SHARES                   SARS AT FISCAL YEAR-END       SARS AT FISCAL YEAR-END
                                     ACQUIRED ON    VALUE   ----------------------------- -----------------------------
                         NAME       EXERCISE (#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                   --------------- ------------- ---------- ------------- --------------- ------------- ---------------
                   Mr. Eichenfield 12,870        $414,543   217,667       70,000          $13,849,062   $4,453,750
                   Mr. Hallinan     2,165          97,518    40,499       11,900            2,576,749      757,138
                   Mr. Smalis                                22,050        3,440            1,402,931      218,870
                   Mr. Roth         2,000         105,975    21,147        8,030            1,345,478      510,909
                   Mr. Parrinello                             5,135        7,365              326,714      468,598


               Long-Term    As noted  above in the Human  Resources  committee's
               Incentive    report,   the  Performance   Share  Incentive  Plans
           Compensation:    ("PSIP'S")  compensate  executives  for  helping  us
                            achieve  sustained  performance  goals and encourage
The long-term               their continued  efforts on our behalf.  The 1996-98
plans encourage             PSIP  measures  increases  in earnings per share and
sustained                   return on  equity.  FINOVA  Capital's  1996-98  PSIP
performance.                measures   return   on   equity   and  net   income.
                            Achievement is based on 3 year average  performance.
                            Because payouts are tied, in part, to share price, the PSIPs also encourage participants to seek share price appreciation.

                       LONG-TERM INCENTIVE PLANS -- AWARDS
                               IN LAST FISCAL YEAR

                                                 ESTIMATED FUTURE PAYOUTS UNDER
                                    PERFORMANCE    NON-STOCK PRICE-BASED PLANS
                                    PERIOD UNTIL ------------------------------
                       NUMBER OF    MATURATION    THRESHOLD   TARGET   MAXIMUM
            NAME      UNITS(1)(2)   OR PAYOUT        (#)       (#)       (#)
      --------------- ----------- -------------- ----------- -------- ---------
      Mr. Eichenfield 6,865       1998           0           6,865    13,730
      Mr. Hallinan    2,236       1998           0           2,236     4,472
      Mr. Smalis      1,352       1998           0           1,352     2,704
      Mr. Roth        1,251       1998           0           1,251     2,502
      Mr. Parrinello  1,368       1998           0           1,368     2,736

                            (1) Recipients forfeit the awards unless performance
                                reaches a minimum level, generally 95% of the target. They may receive up to 200% of the target for maximum performance, generally 110% of the target. Intermediate performance is prorated. We based the target shares awarded on the average share price for December 1995 of $47.50. The award, if any, is paid in cash at the average share prices each day of the last month of the performance period multiplied by the number of share units awarded.

                            (2) The Human Resources  Committee has discretion to
                                adjust the target and maximum awards based on performance factors and circumstances it selects. The targets can be adjusted up or down within set limits for each participant. Because adjustments are within the committee's
                                discretion,    the   table    disregards    that
                                possibility.


              Retirement    The  following  table  shows  the  estimated  annual
                  Plans:    retirement    benefit   payable   to   participants,
                            including   the   officers   named  in  this   proxy
                            statement, for the average annual earnings and years
                            of service  indicated.  It assumes retirement at age
                            65. We pay the  retirement  benefits  under FINOVA's
                            Pension Plan (formerly the  Retirement  Income Plan)
                            and  the  Supplemental   Executive  Retirement  Plan
                            (formerly   the   Supplemental   Pension   Plan)  --
                            participants  do not pay for  those  benefits.  Only
                            certain   senior   employees   participate   in  the
                            supplemental    plan.   The   table   includes   the
                            supplemental benefit formula.


                               PENSION PLAN TABLE

                              ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS OF
                                               SERVICE(2)(3)(4)
              AVERAGE ANNUAL  -------------------------------------------------
              COMPENSATION(1)    15        20        25        30      35(5)
              -------------- --------- --------- --------- --------- ---------
             $125,000        $ 32,810  $ 43,750  $ 54,690  $ 65,630  $ 76,560
              150,000          39,380    52,500    65,630    78,750    91,880
              175,000          45,940    61,250    76,560    91,880   107,190
              200,000          52,500    70,000    87,500   105,000   122,500
              225,000          59,060    78,750    98,440   118,130   137,810
              250,000          65,630    87,500   109,380   131,250   153,130
              300,000          78,750   105,000   131,250   157,500   183,750
              400,000         105,000   140,000   175,000   210,000   245,000
              450,000         118,130   157,500   196,880   236,250   275,630
              500,000         131,250   175,000   218,750   262,500   306,250
              600,000         157,500   210,000   262,500   315,000   367,500
              700,000         183,750   245,000   306,250   367,500   428,750
              800,000         210,000   280,000   350,000   420,000   490,000
              900,000         236,250   315,000   393,750   472,500   551,250
            1,000,000         262,500   350,000   437,500   525,000   612,500
            1,100,000         288,750   385,000   481,250   577,500   673,750
            1,200,000         315,000   420,000   525,000   630,000   735,000

                            (1) Consists of the  employee's  average  salary and
                                bonus during the 60 months before retirement. Salary and bonus for 1994-96 for the officers named in the Summary Compensation Table is listed in that table. At year end, the current average compensation for plan purposes was $921,712 for Mr. Eichenfield, $369,042 for Mr. Hallinan, $278,113 for Mr. Smalis, and $305,238 for Mr. Roth.

                            (2) Years of credited service: Mr. Eichenfield (24),
                                Mr.  Hallinan  (24),  Mr. Smalis (19),  Mr. Roth
                                (28) and Mr. Parrinello (3). To permit Mr. Eichenfield to retire at age 65 with the maximum years of service, he received 5 additional years of credited service in 1992 and receives 3 years of service each year thereafter. Mr. Hallinan's employment agreement assures him retirement benefits and health insurance equal to those he would have received from his former employer if he is terminated before March 1, 1998, actually or constructively, other than for cause. Those benefits are reduced by amounts he receives under our retirement plans and those of the former employer.

                            (3) Benefits are computed on a  single-life  annuity
                                basis. The benefits under the plan reflect a reduction to recognize some of the Social Security benefits expected to be received by the employee. The plans also provide for the payment of benefits to an employee's surviving spouse. The table excludes adjustments for joint and survivorship provisions, which would reduce the amounts shown. Benefits generally vest after 5 years of service. The plans provide for reduced early retirement benefits. Prior plan formulas provide for different benefits. Employees accruing benefits under the prior or the prior and current formulas, and participants accruing benefits under only the Pension Plan, may receive benefits different from those listed in the table above.

                            (4) Federal law limits the annual benefits which can
                                be paid from a tax-qualified retirement plan. As permitted by that law, the supplemental plan pays benefits above the permitted limits. Some of those excess benefits are held in a trust, the assets of which are available to FINOVA's creditors.

                            (5) The  Pension  Plan and the  normal  supplemental
                                plan benefit formula limit the years of service for plan purposes to a maximum of 35 years.

                              EMPLOYMENT AGREEMENTS

                     Mr.    Mr.  Eichenfield  has been engaged as the  Chairman,
            Eichenfield:    President and Chief Executive  Officer of FINOVA and
                            of FINOVA Capital.  His employment agreement employs
He is hired for at          him to serve for a 3 year term and  thereafter  from
least 3 years. We           year  to  year,  unless  earlier   terminated.   His
can terminate him           agreement  expires on March 16, 1999. We amended the
for cause at any            agreement  in  December  1996 to permit  deferral of
time.                       certain  payments to him as noted  below.  The Board
                            can terminate him for cause, as defined in the agreement, at any time. He serves as a member of the Board, per his agreement, subject to reelection by the shareholders as appropriate.

                            Mr. Eichenfield's base compensation currently is $573,500, subject to adjustment by the Board or the Human Resources Committee. He participates in our incentive, retirement, health, and other fringe benefit programs, as long as those benefits are at least as favorable as specified minimums. His participation in awards under the 1992 Stock Incentive Plan is at the sole discretion of the Human Resources Committee.

                            If Mr. Eichenfield is terminated, actually or constructively, in violation of his agreement, he would be entitled to receive his base, incentive, stock-based and change in control compensation and specified benefits during the remainder of the agreement, but not less than an amount equal to one year of service plus the sum of the highest bonus, stock, Performance Share Incentive Plan and other performance related payments during the two years before that termination. He would be entitled to additional payments discussed below if a change-in-control occurs. All stock option vestings and pension plan accruals will continue during those periods.

                            Mr. Eichenfield's employment agreement incorporates a CEO Value Sharing Plan designed to serve as a retention device and an incentive for creating significant shareholder value. Those objectives are supported by sharing with him a portion of the total shareholder value created. If the average closing share price for 20 consecutive trading days reaches the hurdles noted below, Mr. Eichenfield is paid the specified amounts. Those hurdles equate to the percentage increases in FINOVA's share price over the base price of $40/share selected by the Human Resources Committee. That base price was greater than the closing price of $38.75 on the date the plan was adopted. He received the first payout under that plan in 1996.

                                               % INCREASE        % OF TOTAL
                  SHARE PRICE     PAYMENT   OVER BASE PRICE   SHAREHOLDER VALUE
                     HURDLES    ($MILLIONS) OF FINOVA SHARES CREATED PAID TO CEO
                 ------------- ----------- ---------------- -------------------
                      $55           $3.15        37.5%           0.75%
                       70            6.30        75.0%           1.50%
                       85            9.45       112.5%           2.25%


                            We amended Mr. Eichenfield's employment agreement to allow him to defer, at his election, amounts paid upon reaching the $70 and $85 thresholds noted above. He elected to defer the $70 threshold payment, which was earned in 1997. He has not yet elected with respect to the final hurdle.


                     Mr.    Mr.   Hallinan  has  been  engaged  as  Senior  Vice
               Hallinan:    President  -- General  Counsel  and  Secretary.  His
                            employment is subject to termination at any time, but if terminated other than for cause, as defined in the agreement, he is entitled to retirement and insurance benefits described in the Pension Plan
                            Table above. His awards of stock, options or similar awards will also vest and be paid to him should he be terminated other than for cause prior to March 1, 1998. His base annual salary currently is $277,500.
                            He participates in our incentive, retirement, health and other fringe benefit programs, as long as the benefits are at least as favorable as on the date of the agreement.

                            Mr. Hallinan is also entitled to severance benefits if Mr. Eichenfield ceases to be the Chairman and Chief Executive Officer of the Corporation and, as a result, Mr. Hallinan is terminated, constructively or actually, from his current duties. In that event, he will be paid a lump sum of three times his highest annual salary plus the largest aggregate annual incentive payment, pension and other benefits which he has received during the measurement period.

               Executive    All   officers   named  in  this   proxy   statement
               Severance    participate  in one of the  Corporation's  Executive
                  Plans:    Severance  Plans  (Tier I or Tier II).  Those  plans
                            entitle   participants  to  immediate   vesting  and
                            exercisability       of      restricted       stock,
                            performance-based restricted stock, and options if the Corporation incurs a change in control. The Tier
                            I plan includes Messrs. Eichenfield and Hallinan. It entitles them to receive a lump sum payment of 3 times their highest salary, bonus and Performance
                            Share Incentive Plan payments if they are discharged without cause or, if specified events occur, 2 times their salary, bonus and PSIP payments if they voluntarily leave during a period following a change in control. The plans provide a tax gross up feature to cover certain taxes the officer may have to pay resulting from the plan. Benefits paid are reduced by other severance benefits paid by FINOVA. The officer is also credited with enough years of service to assure vesting under the retirement plans or the number of years of salary paid under the severance plan, whichever is less.

                            Messrs. Smalis, Roth, and Parrinello, along with others, participate in the Tier II plan, which has the same terms as described above, except that they would be paid only a lump sum of 2 times their highest annual salary, bonus and PSIP payments, and they cannot require payment if they voluntarily leave following a change in control. We placed funds in a trust to pay benefits to certain officers under the Executive Severance and other plans.

           Value Sharing    To recognize the significant  contributions  made to
                  Plans:    FINOVA and its  shareholders  by executive  officers
                            and key  employees,  and to reward them in the event
                            of a change in control,  the  committee  adopted two
                            change in control Value Sharing  Plans.  One plan is
                            for  the  Chief  Executive  Officer  and one for the
                            other  executive  officers and key  employees.  Both
                            plans only  provide  benefits if a change in control
                            occurs  and  if   shareholder   value  is   created.
                            Participants other than the CEO will share in a pool
                            equal to 2.5% of the change in  control  shareholder
                            value   created.   That  value   generally   is  the
                            difference between the acquisition value at the time
                            of  the   change   in   control   and   the   market
                            capitalization using a base price of $40/share, which was in excess of the closing price of $38.75 on the day the plans were adopted.

                            The CEO will be paid 0.75% of the change in control stockholder value created if the change is for $55/share or less, 1.5% if it is for $85/share or more, and is prorated between those amounts for change in control prices between those share prices. Payments to Mr. Eichenfield under his employment agreement Value Sharing Plan will be deducted from any to be made under this change-in-control CEO Value Sharing Plan, so that he would not be paid twice for the same increases in shareholder value. Payments made under both Value Sharing Plans are grossed up for certain parachute taxes for participants who participate in FINOVA's Executive Severance Plans. Per share values will be adjusted for certain events such as mergers, reorganizations, recapitalization, stock dividends or splits.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

              Dial/Viad:    To  facilitate  the spin-off of FINOVA from The Dial
                            Corp, we entered into certain  contracts  with Dial.
                            Those  contracts,  most of which  are for a  limited
                            duration, provide among other things for the orderly
                            separation  from  Dial;  the  provision  by  Dial of
                            certain interim services, including tax services, at
                            an  approximate  annual cost of $500,000 in 1996;  a
                            sublease  of the space  currently  used by FINOVA as
                            its principal  executive  office,  at an approximate
                            annual rent for the remainder of the term until 2001
                            of $1.8 million including certain expenses;  and the
                            allocation of certain tax
                                       17
                            liabilities and benefits. In 1996, Dial underwent another spin-off and changed its name to Viad Corp.
                            Viad retained the obligations under the arrangements noted above. Two of our directors, Messrs. Teets and Lemon, have been executive officers and Mr. Teets is a director of Viad.

                 Ventana    Mr.   Smith   serves  as  a   director   of  Ventana
            Corporation:    Corporation,   which  markets  interactive  computer
                            systems  software and services.  FINOVA Capital owns
                            200,000 shares of Ventana's common stock,  purchased
                            before  we   separated   from  Dial.   Those  shares
                            constitute   about  16%  of  its  common  stock.  In
                            addition,  FINOVA  Capital  has  granted  Ventana  a
                            $1,000,000  line  of  credit,   none  of  which  was
                            outstanding on the Record Date. The line of credit to Ventana was granted before we separated from Dial. It was made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. The line of credit does not appear to involve more than the normal risk of collectibility or present other unfavorable features.

                O'Connor    The  law  firm  of  O'Connor,   Cavanagh,  Anderson,
               Cavanagh:    Killingsworth & Beshears has provided  certain legal
                            services  to  FINOVA  on a  continuing  basis.  Mrs.
                            Tancer is of counsel, but is not an equity owner of, that firm. The arrangements with that firm are believed to be competitive with those of other law firms serving us.

              Management    To assist  officers and key  employees in increasing
           Indebtedness:    their share  ownership,  we implemented an Executive
                            Officer Loan Program. Under that program, FINOVA will loan or will guarantee a loan from an approved bank to the officer for amounts needed to exercise stock options and to pay taxes due on those options or other awards under the 1992 Stock Incentive Plan.
                            The loans carry a variable rate of interest at the prime rate less 3/4 of 1%. Interest is due monthly, and the principal is due in one year, subject to extension or acceleration at FINOVA's discretion.
                            Smaller loans are secured with FINOVA shares worth at least 25% of the value of the loan. Loans above the officer's salary and prior year's bonus must be secured 100% with FINOVA shares. Robert M. Korte, an executive officer of FINOVA, has borrowed $505,875 from FINOVA under this program.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                            Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, all reports required to be filed by those reporting persons during 1996 were timely made.

                     AMENDMENT TO 1992 STOCK INCENTIVE PLAN

           Introduction:    We request that you approve the proposed  amendments
                            to the 1992 Stock Incentive Plan discussed below. If we are to deduct for tax purposes amounts paid under that plan in excess of $1 million to certain key executives, our shareholders must approve these amendments. Loss of that deduction could result in increased expenses to FINOVA. It could also hurt our ability to attract and retain talented executives by discouraging our use of the plan.

Amending the plan           Federal tax law  generally  limits to $1 million our
will preserve our           deductions  of amounts  paid to the chief  executive
ability to deduct           officer and the four other  highest paid  executives
from our taxes              in a year. We may not deduct amounts in excess of $1
awards under that           million  paid to them  unless  the  compensation  is
plan.                       exempt.  One  exemption  is for  "performance-based"
                            compensation. To qualify for that exemption, our shareholders must approve:

                              * the employees or class of employees eligible for awards,

                              *  the number of shares authorized by the plan,

                              * the performance goals established for those awards, and

                              * the maximum number of shares to be awarded in a year to any one person.

                            Shareholders approved the first item when the original plan was approved in 1992. The second item was also approved at that time, except for the proposed modification noted below. The other two changes are new.

PROPOSED AMENDMENTS

               Number of    The number of shares  authorized for use in the plan
                 Shares:    has  not  been  changed,  with  one  exception.  The
                            existing plan provides that if awards are forfeited, expire or are cashed out, the underlying shares can be regranted under the plan only if the holder did not exercise any benefits of ownership for the shares, including voting or receipt of dividends.
                            The amended plan would permit the reuse of those shares for plan awards, regardless of any receipt by the holder of dividends or voting rights prior to the shares' return to FINOVA.

             Performance    The plan  provides  that all  awards  to  executives
              Conditions:   subject to the SEC's short-swing  trading rules must
                            be  performance-based  awards  that  satisfy the tax
                            law's  requirements  noted above. To help make these
                            awards qualify as "performance- based compensation,"
                            we  ask  you  to  approve  the  following   business
                            criteria on which to base the performance goals for awards to those officers:

                              *  total   shareholder   return   (alone   or   in
                                 comparison with one or more indices)

                              *  revenues (gross or net)

                              *  earnings per share

                              *  expenses

                              *  margin (gross or net)

                              *  changes in stock price

                              *  funds or asset turnover

                              *  market share

                              *  net income (before or after taxes)

                              * return on assets, equity, capital, investment, or sales (actual or pro forma)

                              *  operating margin

                              *  net revenue growth

                              *  cash flow

                            We may decline to use any or all of these goals and may apply them singly or in any combination. We may also link these goals to performance of FINOVA or any subsidiary, division, department or individual.

                 Maximum    500,000 shares  underlying  awards to any one person
               Awards to    in any one year,  assuming no  recapitalizations  or
             One Person:    similar changes.

                            The original plan was adopted by the Board and approved by the shareholders in connection with our spin-off from Dial. The Board believes the plan helps FINOVA attract, retain and provide appropriate incentives for directors, management and all employees.

                            YOU ARE ASKED TO APPROVE THE FOLLOWING RESOLUTION:

We urge you to                  RESOLVED,   that  the  proposed   amendments  to
vote for the                    FINOVA's 1992 Stock Incentive Plan are approved.
amendments to the
1992 Stock                  The amendment requires approval by a majority of the
Incentive Plan.             shares  voting in person or by proxy at the meetings
                            if a quorum exists.

                            THE  BOARD   RECOMMENDS  THAT  YOU  VOTE  "FOR"  THE
                            PROPOSED  AMENDMENTS  TO THE  1992  STOCK  INCENTIVE
                            PLAN.

SUMMARY OF THE PLAN

                General: The following sections summarize important features of the plan as it will exist if the amendments are approved by the Shareholders. The actual terms of the plan control if different from this summary.

                            The plan authorizes the Human Resources Committee or other committee of the Board administering the plan to grant options, restricted stock and stock appreciations rights to employees and directors selected by it. As used in this summary, "committee" means the committee administering the plan. It may grant in any year up to 2 1/2 % of the shares outstanding on the first day of that year, with certain exceptions. The participants include our directors, officers and employees, and those of our affiliates designated by the committee. FINOVA has 8 directors, one of whom is also an employee, and about 900 current employees who participate in the plan.

         Administration:    The plan requires  that the committee  consist of at
                            least two  directors  that qualify under the tax law
                            as "outside  directors" and the Securities  Exchange
                            Act as "disinterested  persons." To help assure that
                            the   administrators   remain   disinterested,   all
                            non-employee  directors  are  limited  to  automatic
                            grants of non-qualified stock options. Those options
                            entitle  them to purchase  1,500 shares each year of
                            service,  plus 2,000 shares upon their election as a
                            director.   Directors  may  also  elect  to  receive
                            options or restricted stock instead of their annual retainer.

                            The committee generally determines the participants, the timing and form of award, the number of shares covered by an award, its terms, any performance goals or conditions, adjustments to those terms, deferrals of awards, whether awards may be settled in cash or shares, transferability of awards and cash outs of awards. The committee also may establish rules and practices, interpret the terms of the plan and any award, delegate certain decisions to a subcommittee or officers and otherwise supervise plan administration. Use of the term "committee" in this summary or the plan includes those authorized to act with delegated authority.

               Amendment    The Board may amend or discontinue the plan, and the
                     and    committee may amend  outstanding  awards as it deems
            Termination:    advisable.  We must obtain  shareholder  approval of
                            amendments if required by law. No change may impair the rights of participants under outstanding awards without their consent, except for changes made to comply with applicable law including the tax laws and the Securities Exchange Act. No change can be made that would disqualify the plan from those exemptions.

                            The plan will terminate on December 31, 2002 unless we discontinue it earlier. Outstanding awards will not be affected by that termination.

             Options and    The  committee  establishes  the exercise  price for
                   SARs:    options and stock appreciation  rights so long as it
                            is at or above the fair market value of the shares on the date of grant. The closing price of each FINOVA share, as reported on the New York Stock
                            Exchange  composite  tape on the Record  Date (March
                            10, 1997), was $78.875.

                            The committee may award stock appreciation rights ("SARS") in tandem with options. SARs entitle the holder to a cash payment of the difference between the current market value of shares on the date of exercise and the exercise price of the tandem options, multiplied by the number of SARs exercised.

                            The committee has discretion to award incentive stock options ("ISOS") under Section 422 of the Internal Revenue Code or non-qualified options or both.

          Exercisability    Each  option  agreement  specifies  when its options
              of Options    will vest, except as otherwise  provided by the plan
               and SARs:    or the committee.  The owner generally must exercise
                            his or her options within the following periods after the event or lose the right to exercise:

                         Death                               1 year
                         Disability                          3 years
                         Retirement                          3 years
                         Termination for cause               Options expire
                         Other termination of employment     3 months
                         Otherwise                           Within option term

                            Death during disability or retirement generally extends exercisability for up to 12 months. The committee may accelerate vesting and extend some of those expiration dates. Options and stock appreciation rights become fully exercisable upon a change in control, as defined in the plan. In that event, a participant also has 60 days to surrender options for their cash value, if desired. In all cases, the options may not be exercised beyond their 10 year expiration date.

                            Unless permitted by the committee, participants may not transfer or encumber options or SARs other than by will or the laws of descent or distribution or under a domestic relations order. The holder may only exercise options and SARs during his or her lifetime or by a legal guardian or permitted substitute.

                            Participants may use shares they already own or that are vesting at that time to pay the exercise price of options and the taxes resulting from their awards, unless the committee prohibits that payment method.

              Restricted    The committee may award  restricted stock containing
                  Stock:    limitations  on  sale  or  transfer  of the  shares.
                            Subject   to  those   restrictions   and  any  other
                            conditions imposed by the committee, the participant
                            enjoys  all of the other  rights  of a  shareholder,
                            including the right to receive dividends and to vote
                            the shares.  The  committee  to date has not but may
                            require  that  dividends  on  restricted   stock  be
                            reinvested in additional restricted stock until the restriction period ends and the shares vest.

                            Upon vesting, previously restricted stock becomes freely tradable without restriction by the plan. Upon termination of employment, the employee forfeits unvested restricted stock unless the plan or committee provides otherwise. Upon a change in control, the restrictions lapse immediately, with full vesting of the maximum number of performance-based or other variable awards as if maximum performance levels were achieved.

            Restrictions Officers subject to the short-swing trading rules, on Transfer: directors and owners of 10% or more of our shares must comply with restrictions on vesting, the number
                            of   shares   which   they   can  buy  or  sell  and
                            restrictions on trading in shares within 6 months of
                            certain  other  trades.  We urge  you to seek  legal
                            guidance  before  entering  into  any   transactions
                            involving   shares  if  you  are  subject  to  those
                            restrictions.

                 Federal    The following  summary  describes  the U.S.  federal
              Income Tax    income  tax  consequences  of  the  plan,  based  on
         Considerations:    current statutes,  regulations and  interpretations.
                            This  description  is not  intended to address  your
                            specific tax  consequences or special rules that may
                            apply to our directors and  executive  officers.  We
                            urge  you  to  seek  legal  and  tax   guidance   to
                            understand how the tax laws affect your individual circumstances.

                Options: Holders will recognize no income and FINOVA will not be entitled to a deduction when we grant either non-qualified or incentive stock options. Non-qualified options are those that do not qualify as incentive stock options. On exercise of a non-qualified option, the holder recognizes as ordinary income the difference between the fair market value of the shares on the exercise date and the option exercise price. Subject to reporting requirements and any deduction limitation under
                            Section 162(m) of the Internal Revenue Code, we will receive a deduction for that amount. Disposition of shares by the holder after exercise of a non-qualified option ordinarily results in a capital gain or loss.

                            On exercise of an ISO, the holder will not recognize any income, and we will not receive a deduction, unless the holder does not satisfy the holding period requirements discussed in the next paragraph. The exercise of an ISO, however, may result in an alternative minimum tax liability to the holder.

                            The disposition of shares acquired on exercise of an
                            ISO will ordinarily  result in capital gain or loss.
                            If the holder,  however,  disposes  of those  shares
If holders transfer         within  2 years  after  the  date of grant or 1 year
ISO's within 2              after  the  date  of   exercise,   the  holder  will
years from the              recognize ordinary income for the excess of the fair
grant date or 1             market value of the shares on the exercise date over
year from the               the   option   exercise   price,   or   in   certain
exercise date, they         circumstances  the gain on sale,  if less.  Any gain
will lose ISO status        not treated as  ordinary  income  generally  will be
for those shares,           capital gain. Subject to reporting requirements,  we
generally.                  will  receive  a  deduction   for  ordinary   income
                            recognized by the holder,  unless limited by Section
                            162(m).

                            If the holder pays for an option with previously owned shares, that exercise generally will not be a taxable sale of the previously owned shares. The holder will recognize no gain or loss on the previously owned shares on exercise of the option. Instead, the holder retains a carryover basis in the new shares. If the previously owned shares were acquired on the exercise of an ISO or other tax-qualified stock option, and the holding requirement for those shares is not satisfied by that time, that use will disqualify ISO status of the shares previously owned. The holder would then recognize ordinary income on the ISO shares surrendered, but under proposed Treasury Regulations not any additional capital gain, in the amount described above.

            Compensation    Section 162(m) generally limits deductibility of any
                Above $1    compensation  above $1 million  paid to a person who
                Million/    would   be  an   officer   named   in  the   Summary
                 Section    Compensation  Table  during  a  given  year,  unless
                  162(m)    certain exceptions apply. One of those exceptions is
                            for performance-based compensation. The shareholders
                            must approve the material  terms of the  performance
                            award  plans,  which is the prime reason why we have
                            placed these  amendments to the 1992 Stock Incentive
                            Plan before you for approval at this meeting.  Those
                            requirements  include  approval  of the  performance
                            objectives,  but  not  the  specific  targets  to be
                            relied upon. The plan includes  performance  factors
                            for awards of performance-based  restricted stock to
                            officers   that  qualify  for  the  Section   162(m)
                            requirements.

                   Stock    The amount of cash or the fair  market  value of any
            Appreciation    shares  received on the exercise of an SAR under the
                 Rights:    plan will be  includable  in the  holder's  ordinary
                            income  and,   subject  to  applicable   withholding
                            requirements and Section 162(m), deductible by us.

              Restricted    Under Section 83(b) of the Code, a person  receiving
                  Stock:    restricted  stock may elect to include  in  ordinary
                            income, as compensation at the time restricted stock is first issued, the excess of the fair market value of those shares at the time of issuance over the amount paid, if any, by the person for the shares.
                            Subject to reporting and Section 162(m) limits, we will receive a deduction for that amount. The person making that election must file copies with the Internal Revenue Service and send us a copy of the election form. If the person makes a Section 83(b) election, he or she will generally recognize capital gain or loss when disposing of those shares.

                            Unless a Section 83(b) election is made, the owner of the restricted stock generally will not recognize taxable income until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the person will recognize ordinary income for the excess of the fair market value of the shares on the vesting date over the amount paid, if any, for the shares. Subject to reporting and Section 162(m) limits, we will receive a deduction for that amount. Restricted stock holders are taxed as receiving ordinary income on receipt of any cash dividends or other distributions paid with respect to those shares before they vest.

                                  PLAN BENEFITS
                            1992 STOCK INCENTIVE PLAN

                            The following table shows the awards made in 1996 to the persons listed. The proposed amendments would have had no effect on the number of grants made last year. Because future grants are in the discretion of the committee, we cannot determine the amount and value of future awards.


                                   1996 AWARDS

                                                   OPTIONS/SARS     RESTRICTED
                                 NAME                   (#)       STOCK (#)(1)
                     --------------------------- --------------- --------------
                     Mr. Eichenfield                       0         17,740
                     Mr. Hallinan                      2,900          3,450
                     Mr. Smalis                            0          3,359
                     Mr. Roth                            500          3,100
                     Mr. Parrinello                        0          2,610
                     All Executive Officers           15,100         61,587
                     All Non-Executive Directors      10,500 (2)        260 (2)
                     All Non-Executive Employees     480,650         28,530

                            (1) All  shares  are  performance-based   restricted
                                stock, except for shares awarded to non-employee directors. The table includes PBRS awards to employees in 1996 at target levels of performance plus additional vestings from prior years above target levels. As noted in footnote 4 to the Summary Compensation Table, the actual amounts of shares to be awarded can vary from 0 to 170% of the target level, depending on FINOVA's performance.

                            (2) Uses then-current levels of directors' elections
                                under the Directors Cash or Stock Plan.

                        SELECTION OF INDEPENDENT AUDITORS

                            We ask that you approve the following resolution on the appointment of our independent auditors:


                                    RESOLVED,  that the shareholders  ratify the
                            appointment of Deloitte & Touche LLP to audit the accounts of FINOVA and its subsidiaries for the fiscal year 1997.

                            Deloitte & Touche LLP has audited our accounts since our incorporation and those of our subsidiaries for many years. The Board appointed them as our independent auditors for 1997, upon recommendation of the Audit Committee. We expect a representative of Deloitte & Touche LLP to attend the meeting, respond to appropriate questions and be given an opportunity to speak.

                            THE  BOARD   RECOMMENDS  THAT  YOU  VOTE  "FOR"  THE
                            RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS FINOVA'S INDEPENDENT AUDITORS FOR 1997.

                             FINOVA SHARE OWNERSHIP


                            The following tables list our Share ownership as of March 8, 1997 for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. The second table lists the beneficial owners of at least 5% of our shares. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted.


DIRECTORS AND EXECUTIVE OFFICERS

                                                                                              AMOUNT AND
                                                                                              NATURE OF
                                                                                              BENEFICIAL    PERCENTAGE
                                       NAME                       POSITION(S)                 OWNERSHIP     OF SHARES
                             ---------------------- -------------------------------------- --------------  ------------
                             Robert H. Clark, Jr.   Director Nominee                         14,000 (1)

                             G. Robert Durham       Director                                 10,245 (2)       *

                             Samuel L. Eichenfield  Chairman, President, and Chief          398,274 (3)(4)   1.46%
                                                    Executive Officer

                             James L. Johnson       Director                                  8,000 (2)       *

                             L. Gene Lemon          Director                                 20,108 (2)       *

                             Kenneth R. Smith       Director                                 10,745 (2)       *

                             Robert P. Straetz      Director                                 10,500 (2)       *

                             Shoshana B. Tancer     Director                                  7,186 (2)       *

                             John W. Teets          Director                                 60,411 (2)       *

                             William J. Hallinan    Senior Vice President -- General         71,426 (3)(4)    *
                                                    Counsel and Secretary

                             Martin G. Roth         Group Vice President --                  36,206 (3)(4)    *
                                                    Transportation Finance/Capital
                                                    Services
                                                    FINOVA Capital Corporation

                             Gregory C. Smalis      Group Vice President -- Portfolio        37,189 (3)(4)    *
                                                    Management
                                                    FINOVA Capital Corporation

                             Thomas C. Parrinello   Group Vice President -- Factoring        11,517 (3)(4)    *
                                                    Services
                                                    FINOVA Capital Corporation

                             Directors and                                                  974,074 (3)(4)   3.56%
                              Executive
                              Officers, as a Group

                            *   Less than one percent.

                            (1) Shares  owned by Case  Pomeroy & Co.,  Inc.,  of
                                which Mr. Clark is President and Chief Executive Officer, a director and, with members of his family, a controlling shareholder.

                            (2) Includes  shares  the  director  has a right  to
                                acquire within 60 days through the exercise of options: Mr. Durham - 5,245 shares, Mr Johnson - 3,000 shares, Mr. Lemon - 8,122 shares, Mr. Smith - 8,245 shares, Mr. Straetz - 8,000 shares, Mrs. Tancer - 6,147 shares, and Mr. Teets - 8,000 shares.

                            (3) Includes  options to purchase shares that can be
                                exercised within 60 days of 252,667 shares for Mr. Eichenfield, 44,999 shares for Mr. Hallinan, 21,482 shares for Mr. Roth, 22,050 shares for Mr. Smalis, 5,300 shares for Mr. Parrinello, and 543,611 shares for all directors and executive officers as a group.

                            (4) Includes  performance-based   restricted  shares
                                owned by those persons, for which they have voting power but do not yet have dispositive power, in the amounts of 40,200 shares for Mr. Eichenfield, 6,100 shares for Mr. Hallinan, 5,400 shares for Mr. Roth, 5,970 shares for Mr. Smalis and 4,500 shares for Mr. Parrinello. The number of shares to be awarded under the PBRS grants may vary based on FINOVA's stock performance. Reported amounts include all vested awards and target awards for future vestings. Reported amounts also include holdings in FINOVA's Savings and Employee Stock Ownership Plans as of February 28, 1997, according to reports of the plan administrators.


CERTAIN BENEFICIAL OWNERS

                                                    AMOUNT AND
                                               NATURE OF BENEFICIAL  PERCENTAGE
        NAME AND ADDRESS OF BENEFICIAL OWNER      OWNERSHIP(1)     OF SHARES
      --------------------------------------- -------------------- ------------
      Putnam Investments, Inc. and Affiliates      2,340,397            8.56%
      One Post Office Square
      Boston, MA 02109
      Franklin Resources, Inc. and Affiliates      2,195,700            8.03%
      777 Mariners Island
      San Mateo, CA 94404
      Iridian Asset Management LLC and             1,740,500            6.36%
       Affiliates
      276 Post Road West
      Westport, CT 06880-4704
      Loomis, Sayles & Co., L.P.                   1,652,586            6.04%
      One Financial Center
      Boston, MA 02111-2660


                            (1) The  information is based on reported  ownership
                                on the date of SEC filings. The owners report they hold the shares for themselves and their affiliates, advisory clients and investors. The entities may disclaim that they constitute a "group" for purposes of owning these shares.

                                VOTING PROCEDURES

                            To be elected, directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A quorum is present if at least a majority of the outstanding shares on the Record Date (13,674,536 shares) are present in person or by proxy. All matters other than the election of directors submitted to you at the meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or our Certificate of Incorporation or Bylaws.

                            Those who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Shareholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum, plurality or majority for that proposition.

                            If you are a participant in our Savings Plan (formerly known as the Capital Accumulation Plan), Employee Stock Ownership Plan (formerly known as the Employees' Stock Ownership Plan) or The Dial Corp, Viad Corp or Motor Coach Industries Inc.'s 401(k) plans, the proxy will represent the number of shares in your plan account(s) as well as shares registered in your name. The proxy will also serve as a voting instruction to the trustees of those plans for the plan shares. For our plans, if you do not vote your shares, the trustees of those plans will not vote them on your behalf.

                            The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement. Proxies may be revoked as noted on that page.


                       SUBMISSION OF STOCKHOLDER PROPOSALS


                            From time to time, shareholders seek to nominate directors or present proposals for inclusion in the Proxy Statement and form of proxy for consideration at the annual meeting. To be included in the proxy statement or considered at an annual or any special meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements for inclusion. We must receive proposals for the 1998 annual meeting no later than November 21, 1997, for possible inclusion in the proxy statement, or between February 2 and 26, 1998 for possible consideration at the meeting, which is expected to take place on Thursday, May 7, 1998. Direct any proposals, as well as any related questions to the undersigned.

                                 OTHER BUSINESS

                            The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

                            A COPY OF FINOVA'S 1996 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION AND THE 1992 STOCK INCENTIVE PLAN, AS AMENDED, MAY BE OBTAINED BY SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO SHAREHOLDER SERVICES, THE FINOVA GROUP INC., 1850 NORTH CENTRAL AVENUE, P.O. BOX 2209, PHOENIX, ARIZONA 85002-2209. YOU MAY ALSO
                            OBTAIN OUR SEC FILINGS THROUGH THE INTERNET AT WWW.SEC.GOV.

                                 By order of the Board of Directors.

                                 W.J. Hallinan
                                 Senior Vice President -- General Counsel and Secretary

                                 PLEASE VOTE -- YOUR VOTE IS IMPORTANT
                                       28

                                 [FINOVA LOGO]

                         PROXY/VOTING INSTRUCTION CARD
                             THE FINOVA GROUP INC.
    c/o Harris Trust & Savings Bank, P.O. Box A3800, Chicago, IL 60690-9608
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

I (whether one or more of us) appoint Samuel L. Eichenfield, James L. Johnson, and John W. Teets, and each of them, to be my Proxies. The Proxies may vote on my behalf, in accordance with my instructions, all of my shares entitled to vote at the Annual Shareholders Meeting of The FINOVA Group Inc. ("FINOVA"). The meeting is scheduled for May 8, 1997, but this proxy includes any adjournment(s) of that meeting. The Proxies may vote on behalf as if I was personally present at the meeting. This card also provides voting instructions (for shares held in my account(s), if any) to the trustees of FINOVA's Savings Plan and Employee Stock Ownership Plan and Viad Corp, The Dial Corp and Motor Coach Industries, Inc.'s 401(k) plans.

Comments: (Please feel free to comment on any aspects of FINOVA's business in the following space. Your comments will be reviewed, although we may not respond on an individual basis.)




PLEASE  COMPLETE,  DATE AND SIGN ON  REVERSE  SIDE AND  RETURN  THIS  PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE

In their discretion, the Proxies may vote on any other business that properly comes before the meeting. This proxy when properly executed will be voted as instructed below by the undersigned stockholder. If no marking is made, this proxy will be deemed to be direction to vote FOR proposals 1, 2 and 3, unless otherwise determined by the Board of Directors or the Proxies.

                                                                      FOR ALL
                                                       FOR   WITHHOLD  EXCEPT*
The Board of Directors recommends a vote FOR:          [ ]      [ ]      [ ]
1. Election of directors whose terms expire in 2000:

   Robert H. Clark, Jr.       Shoshana B. Tancer


               *
               ---------------------
                 Nominee Exception

                                                                      FOR ALL
                                                       FOR   WITHHOLD  EXCEPT
2. Ammed the 1992 Stock Incentive Plan                 [ ]      [ ]      [ ]



                                                                      FOR ALL
                                                       FOR   WITHHOLD  EXCEPT
3. Ratify the appointment of Deloitte & Touche LLP as  [ ]      [ ]      [ ]
   FINOVA's independent auditors for 1997.





                                         Please sign  exactly as name appears at
                                         left.  When  shares  are  held by joint
                                         tenants, both should sign. When signing
                                         as attorney,  executor,  administrator,
                                         trustee or  guardian,  please give full
                                         title as such. If a corporation, please
                                         sign   in   full   corporate   name  by
                                         president or other authorized  officer.
                                         If  a   partnership,   please  sign  in
                                         partnership name by authorized  person.
                                         Please date the proxy.

                                         Dated__________________________________

                         Signed_________________________________________________

                         Signed_________________________________________________

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